Exhibit 3.272
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/29/2001
010156302 — 3375015
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BFI WASTE SYSTEMS OF INDIANA, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “BFI Waste Systems of Indiana, LP”.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of BFI Waste Systems of Indiana, LP as of March 28, 2001.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, its General Partner

By:	/s/ Jo Lynn White
Name:	Jo Lynn White
Title:	Secretary / Authorized Person